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                                                                     EXHIBIT 5.1

                                LATHAM & WATKINS

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                                  July 20, 2000

Axys Pharmaceuticals, Inc.
180 Kimball Way
South San Francisco, CA  94080

                  Re: $50,000,000 Aggregate Offering of Common Stock of Axys Pharmaceuticals, Inc.

Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-3 (Registration No. 333-35826) filed by Axys Pharmaceuticals, Inc., a Delaware corporation (the "Company"), on April 28, 2000 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

                  You have provided us with a base prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of up to $50,000,000 aggregate offering price of the Company's common stock, par value $.001 per share (the "Common Stock"). The Common Stock may be issued pursuant to one or more Common Stock Purchase Agreements (each, a "Purchase Agreement") in each case between the Company and the purchasers named therein (each, a "Purchaser").

                  In our capacity as your special counsel in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed,


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in accordance with all requirements of applicable federal, Delaware and New York laws, in the manner presently proposed.

                  We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

                  We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the General Corporation Law of the State of Delaware and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

                  Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

                  1. When (a) the Board of Directors has duly adopted final resolutions authorizing the issuance and sale of the Common Stock as contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement(s), and (b) the Common Stock is duly executed (if in certificated form), registered and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Purchase Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the shares of Common Stock being issued are then available for issuance from the Company's authorized but unissued shares of Common Stock, and (d) when the Registration Statement and any required post-effective amendment thereto have all become and remain effective under the Securities Act, and (e) when the Prospectus Supplement(s) relating to the Common Stock have been duly filed with the Commission pursuant to Rule 424 under the Securities Act, and (f) assuming that the Common Stock as executed (if in certificated form) and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (g) assuming that the Common Stock as executed (if in certificated form) and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (h) assuming that the Common Stock is then issued and sold as contemplated in the


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Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Common Stock will be validly issued, fully paid and non-assessable.

                  We assume for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the Common Stock; that the applicable Purchase Agreement has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the legally valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; and that each of the Purchasers of the Common Stock that are party to each Purchase Agreement is duly organized, validly existing and in good standing under the laws of their jurisdiction of organization; and that each Purchase Agreement constitutes a legally valid, binding and enforceable obligation of such Purchasers party thereto, enforceable against such Purchasers in accordance with its terms.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                       Very truly yours,


                                       /s/ Latham & Watkins